UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report: June 10, 2011
Gladstone Commercial Corporation

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-33097	02-0681276

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1521 Westbranch Drive Suite 200, McLean, Virginia	22102

(Address of Principal Executive Offices)	(Zip Code)
(703) 287-5800

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On June 10, 2011, Gladstone Commercial Corporation (the “Company”) and Gladstone Commercial Limited Partnership (the “Operating Partnership”) entered into an underwriting agreement (the “Underwriting Agreement”) with Janney Montgomery Scott LLC, as representative of the several underwriters named in Schedule I annexed thereto (the “Underwriters”). Pursuant to the terms and conditions of the Underwriting Agreement, the Company agreed to sell 1,200,000 shares of common stock, par value $0.001 per share, at a per share purchase price to the public of $17.55. Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to 180,000 additional shares of common stock on the same terms and conditions to cover over-allotments, if any. The common stock was offered and sold pursuant to a prospectus supplement, dated June 10, 2011, and a base prospectus, dated September 27, 2010, relating to the Company’s effective shelf registration statement on Form S-3 (File No. 333-169290). A copy of the Underwriting Agreement is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.
     A copy of the press release announcing the pricing of the common stock offering is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated June 10, 2011, by and between Gladstone Commercial Corporation, Gladstone Commercial Limited Partnership and Janney Montgomery Scott LLC, as representative of the several underwriters named in Schedule I thereto.

5.1	Opinion of Venable LLP regarding the legality of shares.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

99.1	Press Release dated June 10, 2011.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLADSTONE COMMERCIAL CORPORATION
Date: June 10, 2011	By:	/s/ Danielle Jones
Danielle Jones
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
1.1	Underwriting Agreement, dated June 10, 2011, by and between Gladstone Commercial Corporation, Gladstone Commercial Limited Partnership and Janney Montgomery Scott LLC, as representative of the underwriters named in Schedule I thereto.

5.1	Opinion of Venable LLP regarding the legality of shares.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

99.1	Press Release dated June 10, 2011.